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                                                     EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-8 of our report dated February 27, 1996, except as to Note 14 which is as of August 22, 1996, on our audits of the financial statements of Marks Bros. Jewelers, Inc. as of January 31, 1995 and 1996 and for the twelve months then ended. We also consent to the reference to our firm under the caption "Experts".




                                             COOPERS & LYBRAND L.L.P.




Chicago, Illinois
November 5, 1996